Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92009 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Announces Conference Call to Review Fourth Quarter and Fiscal Year 2006 Financial Results

CARLSBAD, Calif., April 16, 2007 (BUSINESS WIRE) – Orange 21 Inc. (Nasdaq:ORNG), a leading provider of premium eyewear products for the action sport and youth lifestyle markets, today announced that the Company will host an investor conference call at 8 am Pacific time (11 am Eastern time) on Wednesday, April 18, 2007, to review its financial results for the fiscal quarter and year ended December 31, 2006. The Company expects to announce its financial results and file its annual report on Form 10-K on Tuesday, April 17, 2007, at 2:00 pm Pacific time (5:00 pm Eastern time).

The dial-in number for the call in North America is 1-800-798-2796 and 1-617-614-6204 for international callers. The participant pass code is 36279746. [The call also will be webcast live on the Internet and can be accessed by logging onto www.orangetwentyone.com.]

[The webcast will be archived on the company’s website for at least 60 days following the call.] An audio replay of the conference call will be available for seven days beginning at 10:00 am Pacific time (1:00 pm Eastern Time) on April 18, 2007. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 45209319.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport and youth lifestyle markets. Orange 21’s primary brand, Spy Optic ™, manufactures sunglasses and goggles targeted toward the action sport and youth lifestyle markets.